UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2007

Icahn Enterprises L.P.
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(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

American Real Estate Partners, L.P.
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Other Events.

On October 3, 2007, the Court of Chancery of the State of Delaware In and For New Castle County, or the Chancery Court, issued a Limited Status Quo Order, or the Order, in Beal Bank, S.S.B., et. al. v. WestPoint International, Inc. et. al., in connection with the complaint filed on January 19, 2007, as amended, by Beal Bank, S.S.B. and certain creditors of WestPoint Stevens, Inc., collectively, the Plaintiffs. The Order provides that WPI and its subsidiaries (the “Company”) shall not, except (a) upon further order of the Chancery Court, (b) with the prior written consent of the Plaintiffs, or (c) upon thirty (30) calendar day written notice to opposing counsel, undertake (i) various actions in excess of $5,000,000, including certain business operating activities, (ii) corporate governance changes and (iii) changes in capital structure.

At our request, the Chancery Court held a telephonic hearing on October 4, 2007 to discuss the Order. During the hearing, the Chancery Court clarified its Order by indicating that the Company may continue to conduct business the way it has been and specifically may sell what the Company considers its ordinary assets. The Court also agreed to entertain a modification of the Order and directed the parties to promptly agree on a proposed joint modification of the Order to provide WPI the flexibility it needs to run its operations while providing appropriate protections for the Plaintiffs.

We intend to vigorously defend against all claims asserted in the complaint and believe that we have valid defenses. However, we cannot predict the outcome of these proceedings or the ultimate impact on our investment in WPI or the business prospects of WPI.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:   Icahn Enterprises G.P. Inc.
its General Partner

By: /s/ Keith A. Meister
    Keith A. Meister
    Principal Executive Officer

Date: October 9, 2007